                                                                     Exhibit 5.1

[LETTERHEAD OF BINGHAM DANA APPEARS HERE]

                                       September 1, 1998

IMPAC Group, Inc.
1950 North Ruby Street
Melrose Park, IL 60160

     Re:  IMPAC Group, Inc. - Registration of
          $100,000,000 Aggregate Principal Amount of
          10 1/8% Senior Notes Due
          2008, Series B on Form S-4
          ------------------------------------------

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission on March
              ---
27, 1998 (the "Registration Statement"), of $100,000,000 aggregate principal
               ------------ ---------
amount of 10 1/8% Senior Notes due 2008, Series B (the "New Notes") of IMPAC
                                                        --- -----
Group, Inc. (the "Company"), together with guarantees thereof (the "New
                  -------                                           ---
Guarantees") by AGI Incorporated, Klearfold, Inc., KF-International, Inc. and
----------
KF-Delaware, Inc. (the "Guarantors").
                        ----------
     The New Notes and the New Guarantees will be offered in exchange for the Company's outstanding 10 1/8% Senior Notes due 2008 (the "Old Notes"), which have also been guaranteed by the Guarantors, pursuant to the terms of the exchange offer (the "Exchange Offer") set forth in the form of prospectus
                     -------- -----
included in the Registration Statement.

     We have acted as counsel to the Company and the Guarantors in connection with the foregoing registration of the New Notes. We have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents.

     As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intent or other state of mind), we have relied on the

BINGHAM DANA

IMPAC Group, Inc.
September 1, 1998
Page 2

representations of the Company and the Guarantors, and we have assumed, without independent inquiry, the accuracy of those representations.

     We have also assumed that the Indenture (as defined in the Registration Statement) has been duly authorized and validly executed and delivered by each of AGI Incorporated ("AGI"), Klearfold, Inc. ("Klearfold"), and
                      ---                      ---------
KF-International, Inc. ("International"), the New Guarantees will be duly
                         -------------
authorized and validly executed by each of AGI, Klearfold and International, and that each of AGI, Klearfold and International is a corporation validly existing under the laws of its jurisdiction of organization and has the corporate power and authority to enter into each of the Indenture and the New Guarantees.
Please find attached opinions from Sonnenschein Nath & Rosenthal, Kleinbard, Bell & Brecker LLP and Birch, de Jongh, Hindels & Hall addressing such matters with respect to the Guarantors other than KF-Delaware, Inc.

     The opinion set forth below relating to the binding effect of the Indenture, the New Notes and the New Guarantees (collectively, the "Operative
                                                                    ---------
Documents") upon the Company and the Guarantors are subject to the following
---------
general qualifications:

     (i) as to any instrument delivered by the Company or the Guarantors as contemplated by the Operative Documents, we assume that the Company or the respective Guarantor has received the agreed to consideration therefor;

     (ii) as to any agreement to which the Company or a Guarantor is a party, we assume that such agreement is the binding obligation of each party thereto other than the Company or the Guarantors;

     (iii) the enforceability of any obligation of the Company or the Guarantors may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights);

     (iv) no opinion is given herein as to the enforceability of any particular provision of any of the Operative Documents relating to remedies after default or as to the availability of any specific or equitable relief of any kind;

     (v) no opinion is given herein as to the enforceability of any particular provision of any of the Operative Documents relating to
            (A) waivers of

BINGHAM DANA

IMPAC Group, Inc.
September 1, 1998
Page 3

            defenses, of rights to trial by jury, or rights to obtain jurisdiction or venue and other rights or benefits bestowed by operation of law, (B) waivers of provisions which are not capable of waiver under Section 1-102(3) of the Uniform Commercial Code, or (C) exculpation clauses, indemnity or contribution clauses and clauses relating to releases or waivers of unmatured claims or rights; we express no opinion as to the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligor or of any guarantor, joint obligor or surety;

     (vi) with respect to any liquidated damages provisions, we have assumed that the amount of the liquidated damages specified in such provision bears a reasonable proportion to the probable loss from failure to comply with the relevant covenant and the amount of actual loss is incapable of precise estimation or difficult to estimate precisely; and

     (vii) the enforcement of any rights may in all cases be subject to an implied duty of good faith and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     This opinion is limited to the internal substantive laws of The Commonwealth of Massachusetts as applied by courts located in Massachusetts, the internal substantive laws of the State of New York as applied by courts located in New York, and the General Corporation Law of the State of Delaware as applied by courts located in Delaware. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to the transactions referred to herein. We express no opinion as to, and assume compliance with, any applicable, federal or state securities law.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon the foregoing, we are of the opinion that:

     1. the Indenture has been duly authorized and validly executed and delivered by the Company and KF-Delaware, Inc. and is a valid and binding agreement of the Company and the respective Guarantors, enforceable against the Company and the respective Guarantors in accordance with its terms;

     2.   the New Guarantees have been duly authorized by KF-Delaware, Inc.; and

BINGHAM DANA

IMPAC Group, Inc.
September 1, 1998
Page 4

     3. the New Notes, when issued by the Company in accordance with the terms of the Indenture against receipt of Old Notes pursuant to the terms of the Exchange Offer, will have been duly authorized and validly executed and delivered by the Company, and will be binding obligations of the Company enforceable in accordance with their terms, and the New Guarantees, when duly authorized by the Guarantors other than KF-Delaware, Inc. (which, as addressed in paragraph 2 above, has already duly authorized the New Guarantees) and validly executed by the Guarantors pursuant to the terms of the Indenture, will be binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

          We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the caption "Legal Matters."

                                        Very truly yours,

                                        /s/ Bingham Dana LLP
                                        BINGHAM DANA LLP

          [LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL APPEARS HERE]

                                       August 12, 1998

Impac Group, Inc.
1950 Ruby Street
Melrose Park, Illinois 60160

     Re: IMPAC Group, Inc. - Registration of $100,000,000 Aggregate Principal Amount of 10-1/8% Senior Notes Due 2008, Series B on Form S-4
          --------------------------------------------------------------------

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission on March
              ---
27, 1998 (the "Registration Statement"), of $100,000,000 aggregate principal
               ------------ ---------
amount of 10 1/8% Senior Notes due 2008, Series B (the "New Notes") of IMPAC
                                                        --- -----
Group, Inc. (the "Company"), together with guarantees thereof (the "New
                  -------                                           ---
Guarantees") by AGI Incorporated ("AGI"), Klearfold, Inc., KF-International,
----------                         ---
Inc. and KF-Delaware, Inc. (the "Guarantors").
                                 ----------

     The New Notes and the New Guarantees will be offered in exchange for the Company's outstanding 10 1/8% Senior Notes due 2008 (the "Old Notes"), which
                                                          --- -----
have also been guaranteed by the Guarantors, pursuant to the terms of the exchange offer (the "Exchange Offer") set forth in the form of prospectus
                     -------- -----
included in the Registration Statement.

     We have acted as special Illinois counsel to AGI in connection with the foregoing registration of the New Notes. We have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents.

     As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intent or other state of mind), we have relied on the representations of

                         SONNENSCHEIN NATH & ROSENTHAL

Impac Group, Inc.
August 12, 1998
Page 2

AGI, and we have assumed, without independent inquiry, the accuracy of those representations.

     This opinion is limited to the internal substantive laws of the State of Illinois as applied by courts located in Illinois. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to the transactions referred to herein. We express no opinion as to, and assume compliance with, any applicable, federal or state securities law.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon the foregoing, we are of the opinion that:

     1. AGI is a corporation validly existing under the laws of the State of Illinois and has the corporate power and authority to enter into each of the Indenture and the New Guarantees;

     2. the Indenture has been duly authorized and validly executed and delivered by AGI; and

     3.     the New Guarantees have been duly authorized by AGI.

     We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and, if required, to the reference to our firm in the Registration Statement under the caption "Legal Matters."

                                       Very truly yours,

                                 SONNENSCHEIN NATH & ROSENTHAL

                                 By: /s/ Michael D. Rosenthal
                                     Michael D. Rosenthal

           [LETTERHEAD OF KLEINBARD, BELL & BRECKER LLP APPEARS HERE]


                                August 14, 1998

IMPAC Group, Inc.
1950 North Ruby Street
Melrose Park, IL 60160

     Re:   IMPAC Group, Inc. - Registration of
           $100,000,000 Aggregate Principal Amount of
           10 1/8% Senior Notes Due 2008, Series B on Form S-4

Ladies and Gentlemen:

     We have acted as special Pennsylvania counsel for Klearfold, Inc., a Pennsylvania corporation (the "Klearfold"), in connection with the registration,
                               ---------
pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on March 27, 1998 (the "Registration Statement"), of $100,000,000 aggregate principal amount
           ----------------------
of 10 1/8% Senior Notes due 2008, Series B (the "New Notes") of IMPAC Group,
                                                 ---------
Inc. (the "Company"), together with the guarantees thereof (the "New
           -------                                               ---
Guarantees") by Klearfold, AGI Incorporated, K-F-International, Inc. and
----------
KF-Delaware, Inc. (the "Guarantors").
                        ----------

     We have been advised that the New Notes and the New Guarantees will be offered in exchange for the Company's outstanding 10 1/8% Senior Notes due 2008, which have also been guaranteed by the Guarantors, pursuant to the terms of the exchange offer set forth in the form of prospectus included in the Registration Statement.

     In connection with this opinion, we have examined only originals or copies of the following:

     (a)   the Indenture;

                         KLEINBARD, BELL & BRECKER LLP

IMPAC Group, Inc.
August 14, 1998
Page -2-

     (b)   the form of the New Notes;

     (c)   the form of the New Guarantees;

     (d) the Officers' Certificate of Klearfold delivered to us in connection with this opinion and attached hereto as Exhibit 1 (the "Officers'
                                         ---------       --------
Certificate");
-----------

     (e) Copies certified by the Secretary of State of the Commonwealth of Pennsylvania of the Certificate of Incorporation of Klearfold, as amended to date;

     (f) Copies, certified by an officer of Klearfold, of the by-laws of Klearfold, as amended to date; and

     (g) Copies, certified by an officer of Klearfold, of resolutions of the Board of Directors of Klearfold, authorizing certain of the transactions contemplated by the agreements and instruments referred to in items (a)-(c) above (referred to herein as the "Transaction Documents").
                                  ---------------------

     In all such examinations, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

     In preparing this letter, we have relied without any independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Transaction Documents; (iii) factual information provided to us in any support certificate delivered to us by Klearfold or any of its officers in connection with this letter; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of each opinion concerning valid existence or good standing, we have relied exclusively upon a certificate issued by a governmental authority in each relevant jurisdiction, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by that certificate.

     While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain information about which this letter advises you, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any

                         KLEINBARD, BELL & BRECKER LLP

IMPAC Group, Inc.
August 14, 1998
Page -3-

information supplied in this letter is wrong.

     This opinion is limited solely to the internal laws of the Commonwealth of Pennsylvania. Additionally, our opinions are limited to those laws, rules and regulations that in our experience, in the transactions of the type provided in the Transaction Documents, are normally applicable thereto and our opinions exclude the laws, rules and regulations of any municipality or other local agency. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. Our advise on each legal issue addressed in this letter represents our opinion as to how that issue may be resolved were it to be considered by the Pennsylvania Supreme Court. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of an legal dispute which may arise in the future.

     We understand that all of the assumptions, limitations and qualifications specified herein are acceptable to you.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Klearfold is a corporation validly existing under the laws of the Commonwealth of Pennsylvania and has the corporate power and authority to enter into each of the Indenture and the New Guarantees;

     2.     the Indenture has been duly authorized by Klearfold; and

     3.     the New Guarantees have been duly authorized by Klearfold.

     This letter speaks as of the date hereof and we assume no obligation to update this opinion letter or inform you in the future of any facts or circumstances that occur after the date hereof and that may affect our opinion in any way. We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the reference to our firm as having issued this opinion in the Registration Statement under the caption "Legal Matters". This letter has been delivered solely for the purpose referred to in the preceding sentence and without our written consent may not be used or relied upon for any other purpose.

                                       Very truly yours,

                                       KLEINBARD, BELL & BRECKER LLP

                                       /s/ Kleinbard, Bell & Brecker, LLP

                                  CERTIFICATE
                                  -----------

     Each of the undersigned hereby certifies to Kleinbard, Bell & Brecker LLP as of the date first above written that:

     1. As to matters set forth herein, I either have personal knowledge or have obtained information from officers and employees of Klearfold, Inc. in whom I have confidence and whose duties require them to have personal knowledge thereof.

     2. I have read and am familiar with the Transaction Documents and the opinion letter to be executed by Kleinbard, Bell & Brecker LLP in connection therewith. The undersigned is executing this certificate to induce Kleinbard, Bell & Brecker LLP to render its opinion letter and understands that Kleinbard, Bell & Brecker LLP will rely upon the foregoing. I know of no reason why the opinion letter should not be issued.

                                       Klearfold, Inc.

                                       By: /s/ David C. Underwood
                                           -----------------------------

Dated: August 12, 1998

           [BIRCH, DE JONGH, HINDELS & HALL LETTERHEAD APPEARS HERE]

                                           August 10, 1998


IMPAC Group, Inc.
1950 North Ruby Street
Melrose Park, IL 60160

          Re:  IMPAC Group, Inc.-Registration of
               $100,000,000 Aggregate Principal Amount of
               10 1/8% Senior Notes Due
               2008, Series B on Form S-4

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission on March 27, 1998 (the "Registration Statement"), of $100,000,000 aggregate principal amount of 10 1/8% Senior Notes due 2008, Series B (the "New Notes") of IMPAC Group, Inc. (the "Company"), together with guarantees thereof (the "New Guarantees") by AGI Incorporated, Klearfold, Inc., KF-International, Inc. ("International") and KF-Delaware, Inc. (the "Guarantors").

     The New Notes and the New Guarantees will be offered in exchange for the Company's outstanding 10 1/8% Senior Notes due 2008 (the "Old Notes"), which have also been guaranteed by the Guarantors, pursuant to the terms of the exchange offer (the "Exchange Offer") set forth in the form of prospectus included in the Registration Statement.

Birch, de Jongh, Hindels & Hall
IMPAC Group, Inc.
August 10, 1998
Page 2

     We have acted as counsel to International in connection with the foregoing registration of the New Notes. We have examined and relied upon the originals or copies, certified or otherwise identified to our satisfactions, of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents.

     As to all matter of fact (including factual conclusions and characterizations and descriptions of purpose, intent or other state of mind), we have relied on the representations of International, and we have assumed, without independent inquiry, the accuracy of those representations.

     This opinion is limited to the internal substantive laws of the U.S. Virgin Islands as applied by courts located in the U.S. Virgin Islands. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to the transactions referred to herein. We express no opinion as to, and assume compliance with, any applicable, federal or state securities law.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon the foregoing, we are of the opinion that:

     1. International is a corporation validly existing under the laws of the U.S. Virgin Islands and has the corporate power and authority to enter into each of the Indenture and the New Guarantees;

     2. the Indenture has been duly authorized and validly executed and delivered by International; and

Birch, de Jongh, Hindels & Hall
IMPAC Group, Inc.
August 10, 1998
Page 3


     3.  the New Guarantees have been duly authorized by International.

     We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and, if required, to the reference to our firm in the Registration Statement under the caption "Legal Matters."

                                           Very truly yours,

                                           BIRCH, DE JONGH, HINDELS & HALL


                                           /s/ James H. Hindels
                                           By:  James H. Hindels, a Partner